UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 5, 2022

KOPIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-19882	04-2833935
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 North Drive, Westborough, MA 01581

(Address of principal executive offices) (Zip Code)

(508) 870-5959
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	KOPN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5 , 2022, John C.C. Fan, President and Chief Executive Officer of Kopin Corporation (the “Company”) and Chairman of the Company’s Board of Directors (the “Board”), notified the Company of his resignation as President and CEO effective September 6, 2022. Dr. Fan will continue to serve as Chairman of the Board and will remain employed with the Company as a senior executive. Dr. Fan’s resignation is not the result of any disagreement with the Company.

In connection with the foregoing, Dr. Fan and the Company entered into an amendment to Dr. Fan’s current employment agreement (the “Amendment”). Pursuant the Amendment, Dr. Fan’s service as a member of the Board after December 24, 2022 shall be recognized as providing services to the Company for purposes of Dr. Fan’s two Restricted Stock Agreements dated December 15, 2021. The Amendment also provides that Dr. Fan’s transition from President and CEO prior to December 24, 2022 does not constitute as a termination of his employment by the Company or a resignation by Dr. Fan.

Also on September 5, 2022, the Board appointed Michael Murray as President and Chief Executive Officer effective September 6, 2022. The Board intends to appoint Mr. Murray as a member of the Board in the near future.

Before joining the Company, Mr. Murray, 48, served as President – Cyber of Ultra Electronics Group, a London-based company that provides application-engineered solutions in the key elements of mission critical and intelligent systems, since August 2020. Prior to that, he served as Executive Vice President at Aceinna, an early stage company where he led a global team of executives focused on driving Aceinna’s industry disruptive inertial measurement units, Inertial Navigation Systems and Real-time Kinematic system solutions and the adoption of its OPEN software and algorithm strategies with focus in the U.S. and Chinese markets predominately, from June 2019 to August 2020. Mr. Murray also served as Senior Vice President and General Manager – IIoT and then as Senior Consultant – Industrial IoT Cyber Security at BlackRidge Technology, from October 2017 to March 2020. Before joining BlackRidge Technology, served in various capacities of increasing responsibility at Analog Devices Inc. (Nasdaq: ADI) from 2006 to October 2017, most recently serving as General Manager – Industrial Sensing Group. Mr. Murray has a Bachelor of Science degree in Business Management and a Master of Science in Technology Commercialization from Northeastern University, and a Master of Business Administration from the Massachusetts Institute of Technology. The Company is not aware of any transaction or relationship involving Mr. Murray requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Murray and the Company entered into a letter agreement (the “Agreement”), pursuant to which Mr. Murray will receive an annual base salary of $450,000, payable in accordance with the regular payroll practices of the Company. Additionally, Mr. Murray will receive 800,000 shares of restricted stock, which vest in 20% increments each December 10 beginning in 2023, and a sign-on bonus of $100,000. Mr. Murray will also be entitled to an annual performance-based bonus opportunity in the form of cash and long-term awards, subject to approval by the Board’s Compensation Committee. Mr. Murray also will be eligible for the Company’s standard benefits package and to participate in all applicable group employee benefit plans and programs offered. In the event Mr. Murray’s employment is terminated without Cause upon or within 12 months following a Change of Control (each as defined in the Agreement), (i) Mr. Murray may receive a lump sum payment within 60 days following the termination date equal to the greater of $450,000 or his annualized base salary immediately prior to such termination, (ii) any outstanding equity awards held on the termination date that vest based solely on continued service and would have vested over the following 12 months if not for the termination will become vested, (iii) Mr. Murray will receive a lump sum payment within 60 days following the termination date equal to the COBRA premium that he would pay if he had elected to continue health coverage under the Company’s health plan. In addition, if Mr. Murray does not remain continuously employed by the Company for a period of one year from the commencement of his employment, he must repay his sign-on bonus in full. However, if Mr. Murray is terminated without Cause as a result of a Change of Control within one year of the commencement of his employment, he will not be required to repay his sign-on bonus.

The foregoing summary of the Agreement and the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement and the Amendment, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending September 24, 2022.

Item 7.01	Regulation FD.

The Company has issued a press release, dated September 7, 2022, announcing the foregoing leadership changes. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information furnished in Exhibit 99.1 hereto shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 7, 2022, entitled “Kopin Appoints Michael Murray as New CEO.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kopin Corporation
(Registrant)

By:	/s/ Richard A. Sneider
Name:	Richard A. Sneider
Title:	Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: September 7, 2022